EXHIBIT 10.17

SEPARATION AGREEMENT AND GENERAL RELEASE

This is an Agreement by and between Provident Financial Services, Inc. (referred to as the “Company”), The Provident Bank (referred to as the “Bank”), and Kevin J. Ward (referred to as the “Executive”) (together the Company, the Bank and the Executive shall be referred to as the “Parties”), in consideration of the mutual promises and releases contained in this Agreement. The Company and the Executive also are the sole parties to that certain Employment Agreement between them, originally effective January 15, 2003, as amended by that certain Memorandum dated January 25, 2007, to Executive from Paul M. Pantozzi as Chairman and Chief Executive Officer of the Company (“the Employment Agreement”). The Employment Agreement provides, among other things, that it may be amended by a written instrument signed by both the Company and the Executive. The Company and the Executive agree that, to the extent specified in Section 18 below, this Agreement is an amendment and restatement of the Employment Agreement, effective as of January 1, 2005, unless a different effective date is specified herein. The Parties acknowledge that the terms and conditions of this Agreement have been voluntarily agreed to and that such terms are intended to be final and binding.

1. The Executive will not be required to, and will not in fact, render any services to or on behalf of the Company, the Bank, or any trade or business under common control with either or both of them (collectively, the “Employer”), after December 31, 2007. The Executive hereby acknowledges that his employment with the Employer will have terminated immediately prior to January 1, 2008, and that Executive will execute letters of resignation from any positions as officer or director that he may hold with the Company, the Bank or of any subsidiaries or affiliates of either the Company or the Bank. The Executive acknowledges and agrees that following the termination of his employment with the Employer, he will not be entitled to any further compensation or benefits under any agreement or under the Bank’s or the Company’s policies or practices except as otherwise provided for in this Agreement. The Executive acknowledges and understands that any duty on the part of the Company under the terms outlined below is conditioned upon the Executive’s having performed his duties as required and having complied with all of the Bank’s and the Company’s policies and procedures through the last day of employment.

2. Further, in consideration for acceptance of the terms of this Agreement and the release of claims contained herein and in addition to any salary, commissions, profit sharing, owed paid time off, compensation of any kind, expenses, or benefits owing to the Executive, Bank agrees to provide the Executive with additional compensation which shall consist of (1) continuation of the Bank’s contributions to the cost of coverage under the Bank’s health, dental, vision and life insurance coverage as provided for in Paragraph 3 of this Agreement; (2) payment to Executive of Fifty-Two Thousand ($52,000) Dollars, less required federal and state payroll and withholding taxes, payable as specified in Paragraph 3 of this Agreement, in lieu of transfer to Executive of the title of the automobile currently being provided to him by the Bank (which automobile shall be returned by the Executive on or before the date Executive signs this Agreement) and (3) a lump sum payment of Nine Hundred Fifty Thousand ($950,000) Dollars, less required federal and state payroll and withholding taxes, payable as specified in Paragraph 3 of this Agreement. The Executive acknowledges that receipt of this additional compensation is conditioned upon Executive’s compliance with the terms of this Agreement, and is not a benefit to which the Executive is entitled beyond the limitations of this Agreement.

3. (a) If the Executive was eligible for and enrolled in employer-sponsored health, dental, vision care and life insurance coverage at the time of termination, the Bank will pay the applicable premium for such coverage equal to the Employer’s portion of the premium for coverage of a similarly-situated active employee until September 1, 2008 or until the Executive commences active employment with another party or until the Executive becomes self-employed, whichever comes first. Prior to July 2, 2008, Executive will pay any applicable premiums due to maintain such coverages in effect. The Company will reimburse Executive on the first regular payroll date following the July 2, 2008 Payment Date for the amount of any applicable premiums paid by the Executive prior to July 2, 2008. With respect to any applicable premium due from the Executive on or after July 2, 2008, the Company will pay the Employer Contribution of the applicable premium on the Executive’s behalf on the date the Executive pays the remainder of the applicable premium. The Executive understands that his participation in the Bank’s health, dental, and/or vision care coverage is convertible upon expiration of coverage under the Bank’s group plan as provided under applicable law. If the Executive was not eligible for or did not receive health care benefits at time of termination, the Executive shall not be eligible for continuation of coverage.

(b) The lump sum payment of Nine Hundred Fifty Thousand ($950,000) Dollars (less required federal and state payroll and withholding taxes) referred to in Paragraph 2 will be paid in a single lump sum on the Company’s first regular payroll date following July 2, 2008. An amount of federal or state payroll or withholding tax shall be deemed conclusively to be “required” for purposes of this Agreement if the Company reasonably concludes that such amount is required by applicable law.

(c) The lump sum payment of Fifty-Two Thousand ($52,000) Dollars (less required federal and state payroll and withholding taxes) also referred to in Paragraph 2 will be paid in a single lump sum on the Company’s first regular payroll date following July 2, 2008. An amount of federal or state payroll or withholding tax shall be deemed conclusively to be “required” for purposes of this Agreement if the Company reasonably concludes that such amount is required by applicable law.

4. Except as may be required by law, Bank will respond to all third party inquiries regarding the Executive’s employment with Bank, or regarding the termination of that employment, by providing only the dates of Executive’s employment and Executive’s last position held.

5. Executive acknowledges that all other employee benefits shall no longer accrue to his benefit as of the termination of his employment, and that he will not be eligible for bonus payments which otherwise are payable after December 31, 2007. Nothing in this Agreement shall adversely affect any claims the Executive may have to retirement or pension benefits or proceeds, continuation benefits or such other accrued benefits the Executive may be entitled to as a former employee of the Bank under any plan or agreement (other than the Employment Agreement) based on Executive’s employment prior to the termination of his employment.

6. The Executive acknowledges and understands that his participation in The Provident Bank 401k Plan and in The Provident Bank Supplemental Executive Savings Plan both terminate upon the termination of his employment, except that any contributions the Bank would otherwise have made on behalf of Executive during calendar 2008 for calendar year 2007 will be made as though the Executive were actively employed on the date the contribution is made. A statement detailing accrued benefits under The Provident Bank 401k Plan will be provided within a reasonable time after Executive’s last day of employment. Distribution of Executive’s benefits in both the Participant Account and the Employer Account of each plan will be made in accordance with the existing terms of the Plan. If Executive was not eligible or did not participate in one (or both) plan(s) at the time of termination, he shall not be eligible to participate and/or accrue any benefits after his termination date.

7. The Executive acknowledges and understands that his participation in and accrual of additional benefits under The Provident Bank Pension Plan and under The Provident Bank Supplemental Executive Retirement Plan both terminate upon the termination of his employment, except that any contribution the Bank would otherwise have made to The Provident Bank Supplemental Executive Retirement Plan on behalf of Executive during calendar 2008 for calendar year 2007 will be made as though the Executive were actively employed on the date the contribution is made. Information regarding pension benefits earned by the Executive under the pension plan will be provided in accordance with the existing administration of the Plan. If the Executive was not eligible or did not participate in this plan at the time of his termination, he shall not be eligible to participate and/or accrue any benefits after his termination date.

8. The Executive acknowledges and understands that his participation in The Provident Bank Employee Stock Ownership Plan and his participation in The Provident Bank Non-Qualified Supplemental Employee Stock Ownership Plan both terminate upon the termination of his employment, except that any contributions the Bank would otherwise have made on behalf of Executive during calendar 2008 for calendar year 2007 will be made as though the Executive were actively employed on the date the contribution is made. A statement detailing accrued benefits under the Provident Bank Employee Stock Ownership Plan will be provided in accordance with the existing administration of the Plan. Distribution of the Executive’s benefits in his accounts will be made in accordance with the existing administration of the Plans. If the Executive was not eligible or did not participate in these plans at the time of termination, he shall not be eligible to participate and/or accrue any benefits under such plans after his termination date.

9. The Executive acknowledges that the consideration referred to in this Agreement is above and beyond any consideration the Executive would be entitled to receive upon separation from the Bank, and that it otherwise exceeds any consideration or payment which the Executive would normally receive, and that receipt of such payment is solely conditioned upon completion of the terms of this Agreement, and is not a benefit to which the Executive is entitled beyond the limitations of the terms of this Agreement.

10. In consideration of the Bank’s undertaking contained in this Agreement, the Executive irrevocably and unconditionally releases the Bank, the Company, their affiliates, subsidiaries, agents, current and former principals, directors, officers, Executives, successors and assigns, insurers and reinsurers, of and from any and all claims, promises, agreements, damages, actions and expenses of any nature, known or unknown, which the Executive may have from the beginning of time to the last day of employment, including but not limited to claims arising out of the Executive’s relationship with the Bank, or arising out of Executive’s relationship with the Company, including but not limited to claims for breach of contract, express or implied, wrongful termination, abusive discharge, defamation, violation of public policy, interference with contractual relationships and intentional or negligent infliction of emotional distress; as well as claims under the Americans With Disabilities Act of 1990, the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Employee Retirement Income Security Act of l974, the Rehabilitation Act of 1973, the

Family Medical Leave Act of 1993, the Sarbanes-Oxley Act of 2002, the New Jersey Law Against Discrimination, the New Jersey Constitution, the New Jersey Family Leave Act, the New Jersey Conscientious Executive Protection Act, as well as any claims under any federal, state or local statute, ordinance, order or regulation including, but not limited to, discrimination, retaliation or harassment in employment on the basis of race, color, sex, age, sexual orientation, religion, national origin, marital status, veterans’ status, disability or any other characteristic protected by law. The Executive hereby expressly both reaffirms that he is bound by the obligations agreed to by him under his Employment Agreement with the Company and expressly acknowledges that he is waiving and giving up any rights he may have to compensation or benefits pursuant to (a) the Employment Agreement; (b) the Provident Financial Services, Inc. 2003 Stock Option Plan and (c) the Provident Financial Services, Inc. 2003 Stock Award, EXCEPT that options granted to Executive under the Provident Financial Services, Inc. 2003 Stock Option Plan which have vested as of January 1, 2008 shall remain exercisable in accordance with the applicable terms of the Provident Financial Services, Inc. 2003 Stock Option Plan for the period relating to vested options held by former Executives under the Provident Financial Services, Inc. 2003 Stock Option Plan.

11. Executive waives his right to file any charge or complaint against the Bank, the Company, their parent, affiliates, subsidiaries, agents, current and former principals, directors, officers, employees, successors and assigns, insurers and reinsurers, arising out of his employment with or separation from Employer before any federal, state or local court or any state or local administrative agency, except where such waivers are prohibited by law. This Agreement, however, does not prevent Executive from filing a charge with the Equal Employment Opportunity Commission, any other federal government agency, and/or any government agency concerning claims of discrimination, although Executive waives his right to recover any damages or other relief in any claim or suit brought by or through the Equal Employment Opportunity Commission or any other state or local agency on behalf of Executive under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964 as amended, the Americans with Disabilities Act, or any other federal or state discrimination law, except where such waivers are prohibited by law. The release of claims described in sections 10 and 11 does not preclude Executive from filing claims that arise after the date of execution of this Agreement.

12. Executive affirms that he has not filed, has not caused to be filed, and is not presently a party to, any claim, complaint, or action against the Company and/or the Bank in any forum or form. Executive further affirms that he has been paid and/or has received all compensation, wages, bonuses, commissions and/or benefits due him, except as provided in Sections 2 in this Agreement. Executive also affirms that he has no known workplace injuries.

13. The Executive specifically acknowledges and agrees that this Separation Agreement and General Release is not a severance plan and is not a plan of benefits to which the Executive is entitled by virtue of Executive’s employment status. The Executive agrees that consideration under this Agreement is specific to the Executive only and that it is not part of an administrative scheme or other such benefit offered by the Bank. In conjunction with this provision, the Executive agrees, acknowledges and hereby waives any and all claims, known or otherwise perceived against the Bank to the extent such claim would assert that this Agreement constitutes a severance plan governed by the Employee Retirement Income Security Act of 1974.

14. The Executive and the Bank mutually agree that the terms of this Agreement shall be kept confidential, and neither shall make disclosure or reference to the existence of this Agreement to any person or entity other than the Executive’s immediate family, tax agency, tax advisor and/or attorney (all of whom the Executive will advise of this provision); provided, however the Company and/or the Bank may publish this document and/or disclose the existence and description of this Agreement as may be necessary under federal or state securities laws and regulations and banking laws and regulations. The Executive acknowledges that his employment with the Bank will have been permanently and irrevocably terminated as of January 1, 2008. The Executive further understands that the Company and the Bank, and their subsidiaries and affiliates shall be under no obligation to thereafter reinstate, rehire or consider the Executive for future employment. Furthermore, the Executive agrees not to make any statements to any former, current or prospective customers or Executives of the Bank, its parent Bank, subsidiaries or affiliates or to any other persons which are disparaging of the business, reputation, competence, fairness or character of the Bank, its parent Bank, subsidiaries or affiliates or of any director, officer or Executive of the Bank, its parent Bank, subsidiaries or affiliates. The Executive further agrees not to solicit employees of the Bank for employment by another employer for a period of twelve (12) months following the execution of this Agreement.

15. The Executive will not disclose any confidential or proprietary information of the Bank or its customers that may have been disclosed to him, or which he may have become aware, in the course of his employment with the Bank.

16. The Executive and the Bank agree that this Agreement constitutes the entire Agreement by and between the parties and may not be altered, modified or changed except by written consent of the parties.

17. The Executive understands and acknowledges reading this Agreement in its entirety, that its terms are understood, and that it is entered into freely, voluntarily and knowingly, without duress or coercion, and agrees to all of the terms and conditions of this Agreement. The Executive acknowledges that he was afforded a period of twenty-one (21) days to consider whether to execute this Agreement prior to executing it. The Executive further understands that he may revoke this Agreement for a period of seven (7) days following the day he executes the Agreement. Any revocation within that seven (7) day period must be in writing and state that the Executive is revoking acceptance of the Separation Agreement and General Release. The revocation must be personally delivered to Ms. Janet Krasowski of the Bank’s Human Resource Division. Accordingly, this Agreement shall not become effective or enforceable, nor shall the Bank pay any consideration to the Executive, until both parties have executed the Agreement and until the revocation period has expired. If the last day of the revocation period is a Saturday, Sunday or legal holiday in New Jersey, then the revocation period shall not expire until the next following day that is not a Saturday, Sunday or legal holiday. The Executive also agrees that any modifications, material or otherwise, made to this Agreement do not restart or extend in any way the twenty-one (21) day consideration period. The Executive acknowledges that he has been advised that that he will be giving up important rights by signing this agreement, and that he has been encouraged to consult with an attorney prior to the execution of this Agreement.

18. Paragraph 3(c) of the Employment Agreement as originally effective January 15, 2003, is hereby amended, effective January 1, 2005, by adding at the end thereof the following sentence: “Anything to the contrary in this Agreement notwithstanding, with respect to expenses incurred on or after January 1, 2005, no taxable reimbursement for any expense will be made to Executive after the last day of the calendar year immediately following the calendar year during which the expense was incurred.” Paragraphs 4 through and including 9 of the Employment Agreement as originally effective January 15, 2003, are hereby stricken, effective January 1, 2005.

The Executive, the Company and the Bank now voluntarily and knowingly execute this Agreement on the dates specified below to signify their respective agreement to the terms contained in this Agreement.

PROVIDENT FINANCIAL SERVICES, INC. (THE COMPANY)

By:	/s/ PAUL M. PANTOZZI	12/20/07
	Paul M. Pantozzi	Date
Chairman of the Board & CEO

THE PROVIDENT BANK (The Bank)

By:	/s/ PAUL M. PANTOZZI	12/20/07
	Paul M. Pantozzi	Date
Chairman of the Board & CEO

	/s/ KEVIN J. WARD	12/20/07
	Kevin J. Ward (The Executive)	Date

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